Exhibit 99.2

AGILE THERAPEUTICS PROVIDES UPDATES ON 2022 TWIRLA PERFORMANCE AND 2023 COMMERCIAL PLAN

Fourth Quarter 2022 Twirla Factory Sales Expected to Increase Approximately 30% from Third Quarter 2022

Full Year 2022 Factory Sales Expected to Increase Approximately 232% from Full Year 2021

Full Year 2023 Net Revenue Expected to be in Range of $25-$30 Million

PRINCETON, N.J., January 9, 2023 (GLOBE NEWSWIRE) – Agile Therapeutics, Inc. (Nasdaq: AGRX), a women’s healthcare company, today provided an update on Twirla for 2022 and its commercial plan for 2023.

2022 Twirla Factory Sales

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Twirla factory sales for the fourth quarter 2022 are expected to be approximately 43,200 total cycles, a 30% increase from the 33,282 total cycles reported for the third quarter 2022. The approximately 43,200 total cycles would represent an all-time high for single-quarter factory sales.

o	Twirla factory sales for the full year 2022 are expected to be approximately 113,600 total cycles, a 232% increase from the 34,227 total cycles reported for the full year 2021.

“Our first commercial product, Twirla, demonstrated accelerated growth in the second half of 2022 and now we are excited to enter 2023 with strong growth momentum,” said Agile Therapeutics’ Chairman and Chief Executive Officer Al Altomari. “We expect to see that trend continue throughout 2023, even as we plan to hold our operating expenses at levels similar to the second half of 2022.”

2023 Commercial Plan

The Company’s commercial plan for 2023 is designed to continue growing demand for Twirla in both the retail and non-retail channels in key states that have large markets for contraceptives and potentially strong reimbursement coverage for Twirla (“Key States”). To accomplish this growth on the retail side, the Company intends to focus on increasing its footprint in telemedicine through its collaboration with Nurx, which has a patient network of more than 1 million patients, and targeted marketing in Key States to increase depth of prescribing. In the non-retail channel, the Company plans to continue to focus on growth through the reach of the Afaxys customer network, which includes Planned Parenthood and student health centers. The Company also believes it will start to see increased growth in the retail channel as physicians who gain clinical experience with Twirla in the Planned Parenthood setting and then prescribe Twirla in their other practices. The Company is also actively pursuing business development opportunities focused on adding commercial products to the Company’s women’s health franchise.

●	2023 Net Revenue
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Based on its commercial plan for 2023, the Company expects increased revenue contributions from the Twirla business in 2023 and full year net revenue to be in the range of $25-$30 million. The Company plans to maintain operating expenses at similar levels to the second half of 2022.

Mr. Altomari stated, “the entire organization remains focused on achieving our key goals of growing Twirla, generating positive cash flow, and pursuing opportunities to build our business. We believe we have built a capable commercial infrastructure, proven the ability to consistently grow our first commercial product over the past challenging year, managed our operating expenses in a targeted way, and laid the foundation for building a broader women’s health business. We think that these qualities make us an attractive commercial partner. Based on our current business plan, we expect that adding an additional commercial product to our portfolio would reduce the time required to generate positive cash flow and accelerate our growth as a company. We are actively pursuing these types of opportunities.”

About Agile Therapeutics, Inc.

Agile Therapeutics is a women’s healthcare company dedicated to fulfilling the unmet health needs of today’s women. Our product and product candidates are designed to provide women with contraceptive options that offer freedom from taking a daily pill, without committing to a longer-acting method. Our initial product, Twirla®, (levonorgestrel and ethinyl estradiol) transdermal system, is a non-daily prescription contraceptive. Twirla is based on our proprietary transdermal patch technology, called Skinfusion®, which is designed to allow drug delivery through the skin. For more information, please visit the company website at www.agiletherapeutics.com. The Company may occasionally disseminate material, nonpublic information on the Company’s website, Twitter account (@agilether), and LinkedIn account.

About Twirla®

Twirla (levonorgestrel and ethinyl estradiol) transdermal system is a once-weekly combined hormonal contraceptive (CHC) patch that contains the active ingredients levonorgestrel (LNG), a type of progestin, and ethinyl estradiol (EE), a type of estrogen. Twirla is indicated for use as a method of contraception by women of reproductive potential with a body mass index (BMI) < 30 kg/m2 for whom a combined hormonal contraceptive is appropriate. Healthcare providers (HCPs) are encouraged to consider Twirla’s reduced efficacy in women with a BMI ≥ 25 to <30 kg/m2 before prescribing. Twirla is contraindicated in women with a BMI ≥ 30 kg/m2. Twirla is also contraindicated in women over 35 years old who smoke.

Cigarette smoking increases the risk of serious cardiovascular events from CHC use. Twirla is designed to be applied once weekly for three weeks, followed by a week without a patch.

About Prescription Data

The Company receives prescription data for Twirla from Symphony Health Solutions, and the data are not created or owned by the Company. Prescription data are available through other subscription services as well, such as IQVIA. Not all prescription demand in the non-retail channel is reported into third parties like Symphony Health Solutions and IQVIA. The factory sales reported from Twirla wholesalers do include sales to the non-retail channel and, therefore, the Company believes factory sales more closely represent the total demand for Twirla across all channels.

Forward-Looking Statements

Certain information contained in this press release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. We may in some cases use terms such as “predicts,” “believes,” “potential,” “continue,” “anticipates,” “estimates,” “expects,” “plans,” “intends,” “may,” “could,” “might,” “likely,” “will,” “should” or other words that convey uncertainty of the future events or outcomes to identify these forward-looking statements. Our forward-looking statements are based on current beliefs and expectations of our management team that involve risks, potential changes in circumstances, assumptions, and uncertainties, including our projections regarding our net revenue and operating expenses for 2023, statements regarding our ongoing and planned manufacturing and commercialization of Twirla®, the potential market acceptance and uptake of Twirla, including the increasing demand for Twirla in the fourth quarter of 2022 and 2023, our partnership with Afaxys and its ability to promote growth, our product supply agreement with Nurx and its ability to educate patients about Twirla, our connected TV (CTV) campaign and its ability to promote growth, our future plans with respect to additional commercial products, our ability to become cash flow positive, our prospects for future financing arrangements, and our financial condition, growth and strategies. Any or all of the forward-looking statements may turn out to be wrong or be affected by inaccurate assumptions we might make or by known or unknown risks and uncertainties. These forward-looking statements are subject to risks and uncertainties including risks related to our ability to maintain regulatory approval of Twirla and the labeling under any approval we obtain, the ability of Corium to produce commercial supply in quantities and quality sufficient to satisfy market demand for Twirla, our ability to successfully enhance the commercialization of and increase the uptake for Twirla, that factory sales for the fourth quarter of 2022 are not final and may be subject to change, the size and growth of the markets for Twirla and our ability to serve those markets, regulatory and legislative developments in the United States and foreign countries, our ability to obtain and maintain intellectual property protection for Twirla and our product candidates, the effects of the ongoing COVID-19 pandemic on our commercialization efforts, clinical trials, supply chain, operations and the operations of third parties we rely on for services such as manufacturing, marketing support and sales support, as well as on our potential customer base, our ability to maintain compliance with the listing requirements of the Nasdaq Capital Market and the other risks set forth in our filings with the U.S. Securities and Exchange Commission, including our Annual Report on Form 10-K and our Quarterly Reports on Form 10-Q. For all these reasons, actual results and developments could be materially different from those expressed in or implied by our forward-looking statements. You are cautioned not to place undue reliance on these forward-looking statements, which are made only as of the date of this press release. We undertake no obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances.

Contact:

Matt Riley

Head of Investor Relations & Corporate Communications

mriley@agiletherapeutics.com